Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of January 22, 2025 (this “Supplemental Indenture”), by and among NCL Corporation Ltd. (the “Issuer”), the parties listed as Old Guarantors on the signature pages hereto (each, an “Old Guarantor” and, collectively, the “Old Guarantors”), the parties listed as New Guarantors on the signature pages hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”), U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), and JPMorgan Chase Bank, N.A., as security agent (the “Security Agent”).

W I T N E S S E T H

WHEREAS, the Issuer, the Trustee, the Security Agent and the other parties thereto have heretofore executed and delivered an Indenture, dated as of October 18, 2023 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of 8.125% Senior Secured Notes due 2029 of the Issuer (the “Notes”), initially in the aggregate principal amount of $790,000,000;

WHEREAS, pursuant to Section 11.05 of the Indenture, subject to the terms of the Security Documents and each Intercreditor Agreement, the Issuer may undertake a Collateral Swap if the Loan-to-Value Ratio after giving effect to such Collateral Swap shall be equal to or less than 0.55 to 1.0;

WHEREAS, the Issuer intends to undertake a Collateral Swap (such Collateral Swap, the “2025 Collateral Swap”) in connection with which the Issuer intends for the Note Guarantee of, and the Collateral granted by, each Old Guarantor to be released, and for each New Guarantor to provide a Note Guarantee and grant Collateral;

WHEREAS, following completion of the 2025 Collateral Swap, the Loan-to-Value Ratio shall be equal to or less than 0.55 to 1.0;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer, the Old Guarantors, the New Guarantors, the Trustee and the Security Agent are authorized to execute and deliver this Supplemental Indenture without consent of the Holders; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein have been duly done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
Definitions

Section 1.01.      Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II
Agreement to be Bound

Section 2.01.      Collateral Swap. The security interests in Collateral granted by, or with respect to, the Old Guarantors in favor of the Security Agent for the benefit of the Note Secured Parties shall be substituted with a first-ranking security interest in Collateral granted by, or with respect to, the New Guarantors in favor of the Security Agent for the benefit of the Note Secured Parties, which Collateral shall include (i) all assets of the New Guarantors, other than certain excluded assets as set forth in the Security Documents, (ii) each of the Vessels owned or operated by the New Guarantors on the date hereof and from time to time hereafter and, in each case, assignments of insurances and earnings in respect thereof, in each case except to the extent prohibited by applicable law or contract, and (iii) all shares or other equity interests in the New Guarantors.

Section 2.02. Agreement to Guarantee. Each New Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. Each New Guarantor hereby agrees to provide a Note Guarantee on a senior secured basis on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article Ten and Article Eleven thereof.

Section 2.03.      Execution and Delivery. Each New Guarantor agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

Section 2.04.      Other. Any and all provisions of the Indenture and the Notes as well as the schedules attached to the Indenture are hereby deemed to be amended to reflect the intentions of the 2025 Collateral Swap provided for in this Supplemental Indenture.

ARTICLE III
Miscellaneous

Section 3.01.      Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.02.      Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.03.      Ratification. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture. The rights, protections and indemnities provided to the Trustee under the Indenture shall apply to any action (or inaction) of the Trustee in connection herewith, including in connection with the execution and delivery of this Supplemental Indenture.

Section 3.04.      Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The delivery of copies of this Supplemental Indenture and their respective signature pages by images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign) shall constitute effective execution and delivery of this Supplemental Indenture and may be used in lieu of originals for all purposes. For the avoidance of doubt, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 3.05.      Effect of Headings. The headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.06.      The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer, the Old Guarantors and the New Guarantors.

Section 3.07.      Benefits Acknowledged. Each New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 3.08.      Successors. All agreements of the Issuer, the Old Guarantors and the New Guarantors in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee and the Security Agent in this Supplemental Indenture shall bind their respective successors.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

NCL CORPORATION LTD.

By:	/s/ Daniel S. Farkas
Name: Daniel S. Farkas
Title: Executive Vice President, General Counsel, Chief Development Officer and Secretary

OLD GUARANTORS:

NORWEGIAN SUN LIMITED

By:	/s/ Daniel S. Farkas
Name: Daniel S. Farkas
Title: Executive Vice President, General Counsel, Chief Development Officer and Secretary

NORWEGIAN SKY, LTD.

By:	/s/ Daniel S. Farkas
Name: Daniel S. Farkas
Title: Executive Vice President, General Counsel, Chief Development Officer and Secretary

NORWEGIAN JEWEL LIMITED

By:	/s/ Daniel S. Farkas
Name: Daniel S. Farkas
Title: Executive Vice President, General Counsel, Chief Development Officer and Secretary

[Signature Page to First Supplemental Indenture – 2029 8.125% Secured Notes]

INSIGNIA VESSEL ACQUISITION, LLC

By:	/s/ Daniel S. Farkas
Name: Daniel S. Farkas
Title: Executive Vice President, General Counsel, Chief Development Officer and Secretary

NAUTICA ACQUISITION, LLC

By:	/s/ Daniel S. Farkas
Name: Daniel S. Farkas
Title: Executive Vice President, General Counsel, Chief Development Officer and Secretary

REGATTA ACQUISITION, LLC

By:	/s/ Daniel S. Farkas
Name: Daniel S. Farkas
Title: Executive Vice President, General Counsel, Chief Development Officer and Secretary

NAVIGATOR VESSEL COMPANY, LLC

By:	/s/ Daniel S. Farkas
Name: Daniel S. Farkas
Title: Executive Vice President, General Counsel, Chief Development Officer and Secretary

NEW GUARANTORS:

MARINA NEW BUILD, LLC

By:	/s/ Daniel S. Farkas
Name: Daniel S. Farkas
Title: Executive Vice President, General Counsel, Chief Development Officer and Secretary

[Signature Page to First Supplemental Indenture – 2029 8.125% Secured Notes]

RIVIERA NEW BUILD, LLC

By:	/s/ Daniel S. Farkas
Name: Daniel S. Farkas
Title: Executive Vice President, General Counsel, Chief Development Officer and Secretary

BREAKAWAY ONE, LTD.

By:	/s/ Daniel S. Farkas
Name: Daniel S. Farkas
Title: Executive Vice President, General Counsel, Chief Development Officer and Secretary

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

SECURITY AGENT:

JPMORGAN CHASE BANK, N.A., as Security Agent

By:	/s/ Carolina Arean
Name: Carolina Arean
Title: Vice President

[Signature Page to First Supplemental Indenture – 2029 8.125% Secured Notes]